UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 . Material Impairments.

In connection with CoreLogic, Inc.’s (the “Company’s”) ongoing evaluation of certain of its non-core assets as previously announced in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, on September 28, 2011 the Company’s Board of Directors determined to close the Company’s marketing services business. As a result, the Company estimates it will recognize a pre-tax non-cash goodwill and intangible asset impairment charge of approximately $140 million in the quarter ended September 30, 2011 relating to this business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: October 4, 2011	By:	/s / Frank D. Martell
	Name:	Frank D. Martell
	Title:	Chief Financial Officer